Exhibit 10.20

CANADIAN SUBSCRIPTION AGREEMENT

DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway
Vancouver, British Columbia V5Z 1K5
Canada

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), as follows:

1.                   This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.                   The Company has authorized the sale and issuance to certain investors of up to an aggregate of 13,333,333 shares (the “Shares”) of common stock, par value U.S.$0.001 per share (the “Common Stock”), of the Company and 13,333,333 warrants (the “Warrants”), each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of U.S.$___ per share at any time prior to the expiration thereof on the fifth anniversary of the date of issuance (the “Warrant Shares”). The Shares and the Warrants are collectively referred to as the “Securities”. The Shares and the Warrants shall be immediately separable upon issuance. The terms of the Warrants are set forth in the form of Warrant attached as Exhibit A to Annex I hereto.

3.                   The offering and sale of the Securities (the “Offering”) are being made (i) in the United States, pursuant to an effective Registration Statement on Form S-1 (File No. 333-203357) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and (ii) in Canada, pursuant to the Disclosure Package (as hereinafter defined) containing information regarding the Securities and terms of the Offering that has been delivered to the Investor.

4.                   The Company and the Investor agree that pursuant to this Agreement, the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Securities set forth below for the Aggregate Purchase Price for the Securities set forth below. The Investor acknowledges that the Offering is not being underwritten by any placement agent and that there is no minimum offering amount that must be raised.

5.                   The Company hereby agrees that, without the prior written consent of the majority of the Investors (as hereinafter defined) (determined by reference to the respective Aggregate Purchase Price paid by them), it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a registration statement on Form S-4 and Form S-8). The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder and the Warrant Shares, (2) the issuance of Common Stock upon the exercise of options, warrants or other exchange rights as disclosed as outstanding in the Registration Statement (excluding exhibits thereto) and the Disclosure Package, or (3) the issuance of stock options and warrants not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Disclosure Package. Notwithstanding the foregoing, to the extent that any Placement Agent (as hereinafter defined) is at such time providing research coverage to the Company or intends to commence research coverage to the Company and is subject to the restrictions set forth in FINRA Rule 2711(f)(4), if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such Placement Agent waives such extension in writing; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant with Rule 139 of the Securities Act of 1933, as amended (the “U.S. Securities Act”) and the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

6.                   INSTRUCTIONS FOR INVESTING are as follows:

a.                   Please review the enclosed Preliminary Confidential Offering Memorandum.

b.                   Upon receipt of the Final Confidential Offering Memorandum containing the pricing and closing information for the Offering, complete and execute this Subscription Agreement (including Exhibit B and, if applicable, Exhibit C attached to Annex I hereto), and e-mail a scanned copy of the completed and executed Subscription Agreement to the recipient below:

i)                     Scott Praill at spraill@delmarpharma.com

c.                    You may also hand deliver or mail your completed and executed Subscription Agreement to:

Scott Praill
DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway
Vancouver, British Columbia
Canada V5Z 1K5

d.                   Within one business day of the receipt of the completed and signed Subscription Agreement, the Company will inform you whether it has accepted this Agreement and within three business days of the Company’s notification of its acceptance of your subscription, you should send payment of your Aggregate Purchase Price in full by wire transfer to DelMar Pharmaceuticals, Inc. as follows:

[WIRE INFORMATION TO BE INSERTED]

REFERENCE: DelMar Pharmaceuticals, Inc. – Offering

7.                   NOTE: If the name of the Investor is different from the sender of the wire transfer, please inform the Company (via email to spraill@delmarpharma.com) to ensure that your funds are properly credited.

8.                   Please note that the Company may reject this subscription for any reason (regardless of whether any wire transfer of the Aggregate Purchase Price relating to this subscription is sent to the Company), and the Aggregate Purchase Price will be promptly returned to the Investor without interest, and without deduction of any expenses, if rejected. The Company will send to you a fully executed copy of this Agreement if your subscription is accepted. If you have any questions about completing the foregoing documents, please contact Scott Praill at the Company at spraill@delmarpharma.com.

9.       The Investor represents that, except as set forth below, (a) it is not an “insider” of the Company as such term is defined in the Securities Act (British Columbia) (the “BC Securities Act”), (b) it is not a “registrant” as such term is defined in the BC Securities Act and (c) neither the Investor nor any group of Investors of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

____________________________________________________________________

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(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

10.                The Investor represents that it has received the Preliminary Confidential Offering Memorandum dated July●, 2015 and the Final Confidential Offering Memorandum dated July ●, 2015 (collectively, the “Disclosure Package”) prior to or in connection with the execution of this Agreement. By its signature, the Investor hereby represents that either (A) it is an “accredited investor” as defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), it was not created or used solely to purchase or hold the Securities as an accredited investor, and it has concurrently executed and delivered the “Accredited Investor Certificate” attached as Exhibit B to Annex I hereto and, if applicable, the “Risk Acknowledgement Form” attached as Exhibit C to Annex I hereto and specifically represents and warrants that one or more of the categories set forth in Exhibit B correctly, and in all respects, describes it and will continue to describe it as at the Closing (as hereinafter defined), and it has so indicated by initialing the category therein which so describes it or (B) it is an “executive officer” or “director” of the Company as such terms are defined in NI 45-106, and its participation in the Offering is voluntary, meaning it was not induced to participate in the Offering by expectation of employment or continued employment with or appointment or continued appointment with the Company. The Investor further represents that it understands that there is risk in connection with investments in “penny stocks” which could involve the loss of its entire investment with respect to any particular penny stock and that it has reviewed and understands the description of the risks involved in investing in “penny stocks” contained in Annex III hereto.

YOU SHOULD NOT SIGN AND RETURN THIS STATEMENT IF IT DOES NOT ACCURATELY REFLECT YOUR FINANCIAL SITUATION, INVESTMENT EXPERIENCE, AND INVESTMENT OBJECTIVES. YOU AGREE TO NOTIFY THE COMPANY IN WRITING IF ANY OF THE ABOVE INFORMATION CHANGES.

11.    No offer by the Investor to buy Securities will be accepted until the Registration Statement has been declared effective and the Investor has received the Final Confidential Offering Memorandum and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or any Placement Agent acting on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Final Confidential Offering Memorandum and this Agreement is accepted and countersigned by or on behalf of the Company.

12.    The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

[signature page follows]

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Number of Shares: ________________________________________________________________________________

Number of Warrants: ______________________________________________________________________________

Purchase Price for one Share and one Warrant: U.S.$ ______________________________________________________

Aggregate Purchase Price For the Securities: U.S.$ ________________________________________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: July __, 2015

_____________________________________________________
INVESTOR

By: __________________________________________________

Print Name: ____________________________________________

Title: _________________________________________________

Address: ______________________________________________

______________________________________________________

Telephone number: _______________________________________

Email address: ___________________________________________

Registration Instructions:
___________________________________________________
___________________________________________________
___________________________________________________
(Name)
___________________________________________________
___________________________________________________
(Account reference, if applicable)
___________________________________________________
___________________________________________________
(Address)
___________________________________________________
___________________________________________________
___________________________________________________
Delivery Instructions:
____________________________________________________
____________________________________________________
____________________________________________________
(Name)
____________________________________________________
____________________________________________________
(Account reference, if applicable)
____________________________________________________
____________________________________________________
(Contact Name)                                      (Telephone number)
____________________________________________________
____________________________________________________
(Address)
____________________________________________________
____________________________________________________

Agreed and Accepted
this day of July 2015:

DelMar Pharmaceuticals, Inc.

By: ________________________
Name: Jeffrey Bacha
Title: Chief Executive Officer

4

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.                   Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2.                   Agreement to Sell and Purchase the Securities; Placement Agent.

2.1                Pursuant to this Agreement, the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Securities as set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of the Securities are attached as Annex I (the “Signature Page”) for the Aggregate Purchase Price therefor set forth on the Signature Page.

2.2                The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.” The Company also proposes to enter into separate U.S. Subscription Agreements with additional investors in the United States with respect to the sale of Securities.

2.3                The Investor acknowledges that the Company may engage registered broker-dealers (“Placement Agents”) to offer and sell the Securities and may pay such Placement Agents a fee and issue such Placement Agents Warrants, each as described in the Final Confidential Offering Memorandum.

2.4                The Company hereby makes the representations and warranties included in Annex I hereto to the Investor. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Disclosure Package. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.                   Closings and Delivery of the Securities and Funds.

3.1                Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur after this Agreement has been signed by the Investor and the Company and the Company has received the Aggregate Purchase Price. Promptly after the Closing, the Company shall cause Island Stock Transfer, the Company’s “Transfer Agent”, to deliver to the Investor the number of Securities purchased by the Investor as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Signature Page, in the name of a nominee designated by the Investor.

3.2                Conditions to the Obligations of the Parties.

(a)                 Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the Aggregate Purchase Price for the Securities being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

(b)                 Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Securities that they have agreed to purchase from the Company.

Annex I - 1

a.                   Delivery of Funds. Within three business days of the Company’s acceptance of Investor’s subscription hereunder, Investor shall pay the Aggregate Purchase Price in full by wire transfer to DelMar Pharmaceuticals, Inc. as follows:

[COMPANY WIRE INSTRUCTIONS TO BE INSERTED]

3.3                Delivery of Shares and Warrants. Promptly after the Closing, the Company shall cause Island Stock Transfer, the Company’s Transfer Agent, to deliver the number of Shares, in certificated form, and the number of Warrants, in book-entry form, purchased by the Investor hereunder to the Investor in accordance with the registration instructions provided in the Agreement.

4.                   Representations, Warranties and Covenants of the Investor.

The Investor (on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Investor is acting as agent) acknowledges, represents and warrants to, and agrees with, the Company that:

4.1                The Investor (a) has been independently advised as to the restrictions with respect to trading in the Securities and the Warrant Shares imposed by applicable Canadian securities laws, (b) confirms that no representation (written or oral) has been made to it by or on behalf of the Company with respect thereto, (c) acknowledges that it is aware of the characteristics of the Shares, the Warrants and the Warrant Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities and the Warrant Shares except in accordance with limited exemptions under applicable Canadian securities laws and regulatory policy until expiry of the applicable hold period or restricted period and compliance with the other requirements of applicable Canadian securities laws, and (d) acknowledges and agrees that it is solely responsible (and the Company is not in any manner responsible) for compliance with such restrictions and will comply with such restrictions.

4.2                The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and, if applicable, the Risk Acknowledgement Form and has completed the Accredited Investor Certificate and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing and (c) in connection with its decision to purchase the Securities set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the information set forth in this Agreement.

4.3                The Investor is an individual resident in the jurisdiction set forth as the Investor’s address on the Signature Page or a corporation with a permanent establishment in such jurisdiction and the purchase by and sale to the Investor of the Securities, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale has occurred only in such jurisdiction.

4.4                The Investor is either (a) purchasing as principal for its own account and not for the benefit of any other person or (b) a portfolio manager that is registered or exempted from registration as a portfolio manager under applicable Canadian securities laws and the Investor is purchasing the Securities as an agent for accounts that are fully managed by it, provided that, as used herein an account is “fully managed” by the Investor only if the Investor makes the investment decisions for the account and has full discretion to purchase or sell securities for the account without requiring the client’s express consent to a transaction.

4.5                The Investor agrees that as long as the Company is an “OTC reporting issuer” as such term is defined in Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets, any certificates representing the Securities and the Warrant Shares will bear legends, or the ownership statement issued under a direct registration system or other electronic book entry system relating to the Securities and the Warrant Shares will bear legend restriction notations, indicating that the resale of such Securities and the Warrant Shares is restricted, in form substantially similar to the following:

Annex I - 2

“THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 – ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS ARE MET.”,

and that if the Company ceases to be an “OTC reporting issuer”, any certificates representing the Securities and the Warrant Shares, or the ownership statement issued under a direct registration system or other electronic book entry system relating to the Securities and the Warrant Shares, may bear a legend or legend restriction notation, as applicable, indicating that the resale of such Securities and the Warrant Shares is restricted as required by applicable Canadian securities laws.

4.6                The Investor acknowledges that (a) the Securities are being offered in the Provinces of British Columbia, Alberta and Ontario for sale on a “private placement” basis only and that the sale and delivery of the Securities are subject to the availability of an exemption from the requirements to provide the Investor with a prospectus and to sell securities through a person or company registered to sell securities under applicable Canadian securities laws and (b) in issuing the Securities pursuant to this exemption, the Company is relying upon the Investor’s representations and warranties contained herein, and, as a consequence of acquiring the Securities pursuant to this exemption, that: (1) certain protections, rights and remedies provided by applicable Canadian securities laws will not be available to it; (2) it may not receive information that would otherwise be required to be provided to it under applicable Canadian securities laws; and (3) the Company is relieved from certain obligations that would otherwise apply under applicable Canadian securities laws.

4.7                (a) No action has been or will be taken in any jurisdiction outside the United States and Canada by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States and Canada where action for that purpose is required and (b) the Company has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Disclosure Package.

4.8                (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any U.S. federal or state securities law, rule or regulation).

4.9                The Investor understands that nothing in this Agreement, the Disclosure Package or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor acknowledges that the Company’s counsel is acting as counsel to the Company only and that the Investor has consulted such independent legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.10            The Investor acknowledges that this Agreement requires the Investor to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Investor to purchase the Securities under applicable Canadian securities laws and completing filings required by any securities regulatory authority. Personal information regarding the Investor may be disclosed by the Company to: (a)  securities regulatory authorities (including the British Columbia Securities Commission (the “BCSC”) and, if applicable, the Ontario Securities Commission (the “OSC”)); (b) the Company’s Transfer Agent; (c) any government agency, board or other entity; and (d) any of the other parties involved in the Offering, including the Company and its legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Investor is deemed to be consenting to the foregoing collection, use and disclosure of such personal information.

Annex I - 3

4.11            The Investor acknowledges that it has been notified by the Company: (a) of the requirement to deliver to the BCSC and, if applicable, to the OSC, the full name, residential address and telephone number of the Investor, the number and type of Securities purchased, the Aggregate Purchase Price, the exemption relied upon and the date of distribution of the Securities; (b) that such information is being collected indirectly by the BCSC and, if applicable, the OSC, under the authority granted to it under applicable Canadian securities laws; (c) that such information is being collected for the purposes of the administration and enforcement of the securities legislation of the Province of British Columbia and, if applicable, the Province of Ontario; (d) that the BCSC can be contacted at British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia, V7Y 1L2, Telephone: (604) 899-6500, Toll free across Canada: 1-800-373-6393, Facsimile: (604) 899-658, and can answer any questions about the BCSC’s indirect collection of such information; and (e) that, if applicable, the OSC can be contacted through the Administrative Support Clerk at the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, (416) 593-3684, and can answer any questions about the OSC’s indirect collection of such information. By executing this Agreement, the Investor hereby authorizes the indirect collection of such information by the BCSC and, if applicable, the OSC.

4.12            The Investor represents and warrants that the Aggregate Purchase Price which will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and acknowledges that the Company may in the future be required by law to disclose its name and other information relating to this Agreement and the transactions contemplated hereby, on a confidential basis, pursuant to the PCMLA or other applicable legislation. To the best of the knowledge of the Investor, none of the subscription funds to be provided by the Investor (a) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction, or (b) are being tendered on behalf of a person or entity who has not been identified to the Investor.

4.13            The Investor will promptly notify the Company if it discovers that any of the representations made by the Investor herein ceases to be true and provide the Company with appropriate information in connection therewith.

5.                   Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

6.                   Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile and will be deemed given (a) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (b) if delivered by nationally recognized overnight carrier, one business day after so mailed and (c) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)                 if to the Company, to:

DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway
Vancouver, British Columbia V5Z 1K5 Canada
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP
Suite 1300-777 Dunsmuir Street
Vancouver, British Columbia V7Y 1K2
Attention: David Frost
Fax: 604-622-5650

(b)                 if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Annex I - 4

7.                   Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.                   Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.                   Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.                Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the Province of British Columbia and the federal laws of Canada applicable therein without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.                Currency. In this Agreement, references to “$” are to Canadian dollars, and references to “U.S.$” are to U.S. dollars. The Securities are denominated in U.S. dollars and not in Canadian dollars. The value of the Shares and the Warrants to a Canadian purchaser, therefore, will fluctuate with the changes in the exchange rate between the Canadian dollar and the currency of the Shares and the Warrants.

12.                Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor on the Closing.

13.                Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Securities to such Investor.

14.                Provision of Information. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of such Investor. To the extent that the Company or any of its subsidiaries or any of their respective officers, directors, affiliates, employees and agents deliver any material, non-public information to an Investor without such Investor's consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information or any other obligation with respect to such information.

Annex I - 5

EXHIBIT A

____________________________________________

FORM OF WARRANT

COMMON STOCK PURCHASE WARRANT

DELMAR PHARMACEUTICALS, INC.

Warrant Shares: _______	Initial Exercise Date: _______, 2015
Issue Date: ______, 2015

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as set forth above) and on or prior to the close of business on the fifth anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                      Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means $____, subject to adjustment in accordance with Section 9.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

Exhibit A - 1

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated ____ __, 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

Section 2.                      Exercise.

a)                   Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form annexed hereto (“Notice of Exercise”) and within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                   Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.75, subject to adjustment hereunder (the “Exercise Price”).

Exhibit A - 2

c)                   Cashless Exercise. If at any time after the earlier of (i) the one year anniversary of the date of the Issue Date and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares (it being acknowledged, for the avoidance of doubt, that such Warrant Shares will be unregistered) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Market by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors of the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company. For the avoidance of doubt, in the event the Company does not have an effective registration statement there is no circumstance that would require the Company to net cash settle the Warrant.

d)                   Mechanics of Exercise.

i.                     Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by ____________________ or such other company serving in the capacity as the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations or the need for current public information pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (provided, in the case of an exercise for cash pursuant to Section 2(a) hereof, the Company has received the cash exercise price) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the second Trading Day following the Warrant Share Delivery Date Exercise (provided, in the case of an exercise for cash pursuant to Section 2(a) hereof, the Company has received the cash exercise price), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

Exhibit A - 3

ii.                    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.                  Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.                  Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.                   No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.                  Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.                Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Exhibit A - 4

e)                   Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.                      Certain Adjustments.

a)                   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Exhibit A - 5

b)                   [RESERVED]

c)                   Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)                   Reserved.

e)                   Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

Exhibit A- 6

f)                    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)                   Notice to Holder.

i.                     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.                    Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Exhibit A - 7

Section 4.                      Transfer of Warrant.

a)                   Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                   Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. Notwithstanding any other provision herein, the Company shall use its commercially reasonable efforts to ensure that any Warrant Shares issuable in connection with or upon exercise of the Warrants shall be eligible for sale without any restriction or limitation in the United States. Neither the Warrants nor the Warrant Shares shall bear any legend restricting the transfer or trading of any such securities.

Section 5.                      Miscellaneous.

a)                   No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof, except as expressly set forth in Section 3.

b)                   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Exhibit A - 8

d)                   Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Exhibit A - 9

f)                    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                   Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered by email, personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the principal offices of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered by email, personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of the Company’s Common Stock, (B) with respect to any grants, issuances or sales of any options, convertible securities or rights to purchase stock, warrants, securities or other property to holders of shares of the Company’s Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of execution specified by the Holder in each Notice of Exercise shall be definitive and may not be disputed or challenged by the Company.

i)                     Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                   Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

Exhibit A - 10

l)                     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

Exhibit A - 11

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DELMAR PHARMACEUTICALS, INC.

By:______________________________
Name:
Title:

Exhibit A - 12

NOTICE OF EXERCISE

TO:	DELMAR PHARMACEUTICALS, INC.

(1)                 The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                 Payment shall take the form of (check applicable box):

[_] in lawful money of the United States; or

[_] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)                 Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _____________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: __________________________________________________________________________________________

Exhibit A - 13

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

Exhibit A - 14

EXHIBIT B

____________________________________________

ACCREDITED INVESTOR CERTIFICATE

TO: DelMar Pharmaceuticals, Inc.

The Investor represents, warrants and certifies that the Investor or, if applicable, each beneficial purchaser on whose behalf the Investor is acting as agent, is an “accredited investor”, as such term is defined in section 1.1 of National Instrument 45-106 – Prospectus Exemptions of Canada, and the Investor or, if applicable, each beneficial purchaser on whose behalf the Investor is acting as agent, falls within the category or categories marked by an “X” below.

PLEASE PLACE AN “X” AGAINST THE APPROPRIATE CATEGORY OR CATEGORIES BELOW:

[_]	(a) a Canadian financial institution, or a Schedule III bank;
[_]	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
[_]	(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;
[_]	(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;
[_]	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
[_]	(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);
[_]	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;
[_]	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;
[_]	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
[_]	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

Exhibit B - 1

[_]	(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000 [NOTE: If the Investor is relying on this category of “accredited investor” to purchase Shares and Warrants, the Investor must also complete in duplicate Exhibit C hereto];
[_]	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;
[_]	(k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year [NOTE: If the Investor is relying on this category of “accredited investor” to purchase Shares and Warrants, the Investor must also complete in duplicate Exhibit C hereto];
[_]	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000 [NOTE: If the Investor is relying on this category of “accredited investor” to purchase Shares and Warrants, the Investor must also complete in duplicate Exhibit C hereto];
[_]	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
[_]

(n)                 an investment fund that distributes or has distributed its securities only to

(i)                   a person that is or was an accredited investor at the time of the distribution,

(ii)                 a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106; or

(iii)                a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

[_]	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;
[_]	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
[_]	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;
[_]	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;
[_]	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
[_]	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
[_]	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
[_]	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or
[_]	(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Exhibit B - 2

For the purposes of this Exhibit B, the following definitions are included for convenience:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means:

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or
(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility advisor” means:

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and
(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not
(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and
(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means:

(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

Exhibit B - 3

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 – Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means:

(a)	the Executive Director, as defined under section 1 of the BC Securities Act; and
(b)	such other person as is referred to in Appendix D of National Instrument 14-101 – Definitions;

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means:

(a)	for British Columbia, the BC Securities Act and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the BCSC; and
(b)	for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 – Definitions;

“securities regulatory authority” means:

(a)	the BCSC; and
(b)	in respect of any local jurisdiction other than British Columbia, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 – Definitions;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
Exhibit B - 4

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

“voting security” means a security of an issuer that:

(a)	is not a debt security; and
(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

An issuer is considered to be affiliated with another issuer if:

(a)	one of them is the subsidiary of the other; or
(b)	each of them is controlled by the same person.

A person is considered to beneficially own securities that:

(a)	for the purposes of Saskatchewan, British Columbia, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, Northwest Territories and Nunavut securities law, are beneficially owned by

(i) an issuer controlled by that person; or

(ii) an affiliate of that person or an affiliate of an issuer controlled by that person;

(b)	for the purposes of Alberta securities law, are beneficially owned by

(i) a company controlled by that person or an affiliate of that company;

(ii) an affiliate of that person; or

(iii) through a trustee, legal representative, agent or other intermediary of that person.

A person (first person) is considered to control another person (second person) if:

(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,
(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or
(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

Exhibit B - 5

All terms used in this Exhibit B which are not otherwise defined in this Exhibit B have the meanings defined in the Agreement to which this Exhibit B is attached or, if not defined therein, have the meanings defined in the BC Securities Act, the regulations, rules and policy statements made thereunder, as amended.

Dated: ____________________________________, ________.

By:
Signature of Investor

Title (if applicable)

(Print Name of Investor)

Exhibit B - 6

EXHIBIT C

____________________________________________

RISK ACKNOWLEDGEMENT FORM FOR CERTAIN INDIVIDUAL ACCREDITED INVESTORS

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Shares of common stock of the Issuer (“Shares”) and warrants to purchase Shares	Issuer: DelMar Pharmaceuticals, Inc. (the “Issuer”)
Purchased from: the Issuer The
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of U.S.$ [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
•         Your net income before taxes was more than $200,000 in each of the two most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (you can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the two most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
Sign 2 copies of this document. Keep one for your records.
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the Issuer, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):	Dealer Rep. Code:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

DelMar Pharmaceuticals, Inc.
Suite 720, 999 West Broadway
Vancouver, BC V5Z 1K5

Contact: Jeffrey A. Bacha, President & Chief Executive Officer
Phone number: (604) 317-7022
Email: jbacha@delmarpharma.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Exhibit C - 1

ANNEX II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a)                 Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Disclosure Package, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”). Except for those of the Company’s subsidiaries as may be set forth in a schedule to the placement agreement with any Placement Agents, none of the Company’s subsidiaries is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the U.S. Securities Act).

(b)                 The Company has the power and authority to enter into this Agreement and the Warrants and to authorize, issue and sell the Securities as contemplated by this Agreement. Each of this Agreement and the Warrants has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c)                 The execution, delivery and performance of this Agreement, the Subscription Agreements and the Warrants and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent such breach, violation or default is not reasonably likely to have a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation, as amended, or by-laws, as amended.

(d)                 Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, as amended, by-laws, as amended, or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(e)                 No consents, approvals, orders, authorizations or filings are required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement, the Subscription Agreements and the Warrants and the issue and sale of the Securities, except (A) the registration under the U.S. Securities Act of the Securities and the Warrant Shares, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Securities by the Company or any Placement Agent, (C) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect, (D) filings with the applicable Canadian securities commissions pursuant to applicable Canadian securities laws and (E) such consents, approvals and waivers which have been obtained by the Company, and which are in full force and effect as of the date hereof.

Annex II - 1

(f)                  The Company has an authorized capitalization as set forth in the Registration Statement and the Disclosure Package. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement and the Disclosure Package. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, other than as set forth in the Registration Statement and the Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement and the Disclosure Package, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the capital stock of the Company contained in the Registration Statement and the Disclosure Package. The Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Warrant Shares have been reserved for issuance. The Securities, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement and the Disclosure Package.

(g)                 Each of the Company and its subsidiaries has (A) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except, in all cases, for any such amounts that the Company or any subsidiary is contesting in good faith and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement and the Disclosure Package are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised and are currently pending by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all U.S. federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(h)                 Since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than the payment of the regular quarterly dividend of .75% of the Stated Value (as defined in the Certificate of Designation relating thereto) in respect of the Company’s Series A Preferred Stock as required by the terms thereof), there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options (or upon the exchange of shares of exchangeable stock of 0959456 B.C. Ltd., a British Columbia corporation, for shares of Common Stock) or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (c) there has not been any material change in the Company’s long-term or short-term debt, and (d) there has not been the occurrence of any Material Adverse Effect.

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(i)                   Except as a set forth in the Registration Statement and the Disclosure Package, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(j)                  The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(k)                 The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and the Disclosure Package as being owned by them that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(l)                   The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and the Disclosure Package. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(m)               The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the U.S. Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder, (D) the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the U.S. Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(n)                 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(o)                 The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries.

(p)                 No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that is reasonably likely to result in a Material Adverse Effect.

(q)                 Except as set forth in the Registration Statement and the Disclosure Package, neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(r)                  No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(s)                  Except with respect to a payment in the amount of $40,000 to a Placement Agent in connection with out of pocket expenses and as set forth in the Registration Statement and the Disclosure Package, the Company has not made within the 12-month period prior to the date on which the Registration Statement was filed with the SEC (“Filing Date”) any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member.

(t)                  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein or as described in the Registration Statement.

(u)                 Except as set forth in the Registration Statement and the Disclosure Package, to the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise any Placement Agents and their counsel if it becomes aware at any time prior to the 90th day following the Effective Time (as may be defined in the placement agreement with any Placement Agents) that any officer, director or stockholder of 5% or more of the Company’s unregistered securities of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(v)                 The statements set forth in the Registration Statement and the Disclosure Package under the caption “Description of Securities” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Business – Patents and Proprietary Rights,” “Business - Government Regulation and Product Approval”, “Certain Relationships and Related Party Transactions”, “Disclosure of Commission Position on Indemnification for Securities Act Liabilities” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(w)                Except as set forth in the Registration Statement and the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied or not enforceable in connection with the Offering) to require the Company to file a registration statement under the U.S. Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the U.S. Securities Act.

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(x)                 Except as set forth in the Registration Statement and the Disclosure Package, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Final Confidential Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the U.S. Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(y)                 The Company and each of its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, all health and safety laws) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Disclosure Package, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.(i)There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party.

(ii)                 The Company and its subsidiaries are not aware of any existing liabilities concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(iii)                To the knowledge of the Company, no property which is or has been owned, leased, used, operated or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the U.S. Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated site under applicable U.S. state or local law.

(z)                 The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies in all material respects with the requirements of the U.S. Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(aa)             Since the date of the latest audited financial statements included in the Registration Statement and the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

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(cc)              The operations of the Company and its subsidiaries are being conducted in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(dd)             Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates conduct their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws and with the representation and warranty contained herein.

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ANNEX III

IMPORTANT INFORMATION ON PENNY STOCKS

The U.S. Securities and Exchange Commission (SEC) requires your broker to give this statement to you, and to obtain your signature to show that you have received it, before your first trade in a penny stock. This statement contains important information—and you should read it carefully before you sign it, and before you decide to purchase or sell a penny stock.

In addition to obtaining your signature, the SEC requires your broker to wait at least two business days after sending you this statement before executing your first trade to give you time to carefully consider your trade.

Penny Stocks Can Be Very Risky

Penny stocks are low-priced shares of small companies. Penny stocks may trade infrequently—which means that it may be difficult to sell penny stock shares once you have them. Because it may also be difficult to find quotations for penny stocks, they may be impossible to accurately price. Investors in penny stock should be prepared for the possibility that they may lose their whole investment.

While penny stocks generally trade over-the-counter, they may also trade on U.S. securities exchanges, facilities of U.S. exchanges, or foreign exchanges. You should learn about the market in which the penny stock trades to determine how much demand there is for this stock and how difficult it will be to sell. Be especially careful if your broker is offering to sell you newly issued penny stock that has no established trading market.

The securities you are considering have not been approved or disapproved by the SEC. Moreover, the SEC has not passed upon the fairness or the merits of this transaction nor upon the accuracy or adequacy of the information contained in any prospectus or any other information provided by an issuer or a broker or dealer.

Information You Should Get

In addition to this statement, your broker is required to give you a statement of your financial situation and investment goals explaining why his or her firm has determined that penny stocks are a suitable investment for you. In addition, your broker is required to obtain your agreement to the proposed penny stock transaction.

Before you buy penny stock, Federal law requires your salesperson to tell you the “offer” and the “bid” on the stock, and the “compensation” the salesperson and the firm receive for the trade. The firm also must send a confirmation of these prices to you after the trade. You will need this price information to determine what profit or loss, if any, you will have when you sell your stock.

The offer price is the wholesale price at which the dealer is willing to sell stock to other dealers. The bid price is the wholesale price at which the dealer is willing to buy the stock from other dealers. In its trade with you, the dealer may add a retail charge to these wholesale prices as compensation (called a “markup” or “markdown”).

The difference between the bid and the offer price is the dealer's “spread.” A spread that is large compared with the purchase price can make a resale of a stock very costly. To be profitable when you sell, the bid price of your stock must rise above the amount of this spread and the compensation charged by both your selling and purchasing dealers. Remember that if the dealer has no bid price, you may not be able to sell the stock after you buy it, and may lose your whole investment.

After you buy penny stock, your brokerage firm must send you a monthly account statement that gives an estimate of the value of each penny stock in your account, if there is enough information to make an estimate. If the firm has not bought or sold any penny stocks for your account for six months, it can provide these statements every three months.

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Additional information about low-priced securities—including penny stocks—is available on the SEC's Web site at http://www.sec.gov/investor/pubs/microcapstock.htm. In addition, your broker will send you a copy of this information upon request. The SEC encourages you to learn all you can before making this investment.

Brokers' Duties and Customers' Rights and Remedies

Remember that your salesperson is not an impartial advisor—he or she is being paid to sell you stock. Do not rely only on the salesperson, but seek outside advice before you buy any stock. You can get the disciplinary history of a salesperson or firm from FINRA at 1-800-289-9999 or contact FINRA via the Internet at http://www.finra.org. You can also get additional information from your state securities official. The North American Securities Administrators Association, Inc. can give you contact information for your state. You can reach NASAA at (202) 737-0900 or via the Internet at http://www.nasaa.org.

If you have problems with a salesperson, contact the firm's compliance officer. You can also contact the securities regulators listed above. Finally, if you are a victim of fraud, you may have rights and remedies under state and Federal law. In addition to the regulators listed above, you also may contact the SEC with complaints at (800) SEC-0330 or via the Internet at help@sec.gov.

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